UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2009

MICROHELIX, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

5300 Meadows Rd., Suite 400, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  503-419-3564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Effective December 30 and 31, 2009, microHelix, Inc. ("microHelix" or the "Company") entered into agreements pursuant to which it, with two other parties, formed a limited liability company, WS Technologies LLC ("WS Technologies"), that acquired the right to service and collect consumer receivables generated by hospitals on a recourse basis with regard to the hospital ("Receivables"), together with certain software that will be used to perform that service.  WS Technologies then redeemed all but half of one membership unit (a "Unit") held by the other two parties, with the result that microHelix now owns 99% of WS Technologies.  The agreements are as follows:

1.	Contribution Agreement (the "Aequitas Contribution Agreement") dated December 30, 2009 between WS Technologies and Aequitas Capital Management, Inc. ("Aequitas").

Under the Aequitas Contribution Agreement, Aequitas contributed the exclusive right to service and receive compensation and origination fees for all receivables owned and generated in the future by CarePayment, LLC ("Receivables"), together with certain assets required to perform that service, including the CarePayment proprietary accounting software system (the "Software").  In exchange for that contribution, WS Technologies issued units representing a 28% ownership interest in WS Technologies to Aequitas.

2.	Contribution Agreement (the "CarePayment Contribution Agreement") dated December 30, 2009 between WS Technologies and CarePayment, LLC ("Carepayment").

Under the CarePayment Contribution Agreement, CarePayment contributed the service marks CarePayment® and CarePayment.com and the Internet domain name "CarePayment.com."  In exchange for that contribution, WS Technologies issued units representing a 22% ownership interest in WS Technologies to CarePayment.  WS Technologies intends to use the CarePayment brand in the ordinary course of its business and in connection with providing services to its customers.

3.	Contribution Agreement (the "microHelix Contribution Agreement") dated December 30, 2009 between WS Technologies and the Company.

Under the microHelix Contribution Agreement, the Company contributed 1 million shares of its Series D Preferred Stock (the "Series D Preferred") and warrants to purchase 65,100,917 shares of Class B Common Stock of microHelix at an exercise price of $0.001 per share (the "Warrants").  In exchange for that contribution, WS Technologies issued units representing a 50% ownership interest in WS Technologies to microHelix.  The Warrants expire on December 31, 2014.

4.	Servicing Agreement (the "Servicing Agreement") dated December 31, 2009 between WS Technologies and CarePayment.

Under the Servicing Agreement, CarePayment grants WS Technologies the exclusive right to collect, administer and service all Receivables purchased or controlled by CarePayment.  CarePayment also appoints WS Technologies as a non-exclusive originator of Receivables purchased or controlled by CarePayment, including negotiating with hospitals on behalf of CarePayment with respect to such services.

5.	Royalty Agreement ("Royalty Agreement") dated December 31, 2009 between WS Technologies and Aequitas.

Under the Royalty Agreement, WS Technologies pays Aequitas a royalty based on new products (the "Products") developed by WS Technologies or co-developed by WS Technologies and Aequitas or its affiliates and that are based on or use the Software.  The royalty is equal to (i) 1.0% of the net revenue received by WS Technologies and generated by the Products that utilize funding provided by Aequitas or its affiliates and (ii) 7.0% of the face amount, or such other percentage as the parties may agree, of receivables serviced by WS Technologies that do not utilize such funding.

6.	Trademark License Agreement ("Trademark License") dated December 31, 2009 between WS Technologies and Aequitas Holdings, LLC ("Aequitas Holdings").

Under the Trademark License, WS Technologies grants the non-exclusive use of the CarePayment name and service mark to Aequitas Holdings and its affiliates.  Aequitas Holdings may also sublicense the use of the CarePayment name and trademark to its business partners that are involved in the marketing and sale of Aequitas Holdings products or joint products with those business partners.

7.	Administrative Services Agreement dated December 31, 2009 (the "Administrative Services Agreement") between Aequitas and WS Technologies.

Aequitas provides WS Technologies management support services such as accounting, financial services, human resources and information technology services.  The total fee for the services is approximately $65,100 per month.  The fees will increase by 3% on January 1 of each year, beginning January 1, 2011.  Either party may change the services (including terminating a particular service) upon 180 days prior written notice to the other party, and the Administrative Services Agreement is terminable by either party on 180 days notice.

8.	Redemption Agreement dated December 31, 2009 between WS Technologies and Aequitas (the "Aequitas Redemption Agreement").

Under the Aequitas Redemption Agreement, WS Technologies redeemed all but half of one Unit of WS Technologies held by Aequitas in WS Technologies in exchange for 600,000 shares of Series D Preferred Stock of the Company.

9.	Redemption Agreement dated December 31, 2009 between WS Technologies and CarePayment (the "CarePayment Redemption Agreement").

Under the CarePayment Redemption Agreement, WS Technologies redeemed all but half of one Unit of WS Technologies held by CarePayment in WS Technologies for 400,000 shares of Series D Preferred Stock of the Company and the Warrants.

10.	Sublease Agreement ("Sublease") dated December 31, 2009 between WS Technologies and Aequitas.

WS Technologies leases certain office space and personal property from Aequitas pursuant to the Sublease.  The rent for the real property is $12,424 per month, and will increase by 3% each year beginning January 1, 2011.  The rent for the personal property is $6,262 per month, and WS Technologies also pays all personal property taxes related to the personal property it uses under the Sublease.  The term of the Sublease ends on October 31, 2014.

11.
First Amendment to the Third Amended and Restated Promissory Note (the "Note Amendment") dated December 31, 2009 between microHelix, Moore Electronics, Inc. and MH Financial Associates, LLC ("MH Financial").

Under the terms of the Note Amendment, MH Financial agreed to extend the maturity date of the Third Amended and Restated Promissory Note (the "Note") to December 31, 2011.  In addition, the interest rate on the principal amounts outstanding under the Note will be decreased from 20% to 8% per annum after the Company makes a $400,000 payment of principal under the Note.  The Note, as amended by the Note Amendment, continues to be secured by substantially all of the assets of the Company.

12.	First Amendment to Multiple Advance Promissory Note (the "Amended Aequitas Note") dated December 31, 2009 between microHelix, Moore Electronics, Inc. and Aequitas.

Under the Amended Aequitas Note, the maximum principal amount microHelix may borrow is increased to $360,000, and the maturity date is extended to March 31, 2010.

13.	Investor Rights Agreement ("Investor Rights Agreement") dated December 31, 2009 between microHelix, Aequitas and CarePayment.

Under the Investor Rights Agreement, microHelix agrees that, as long as Aequitas and CarePayment or their affiliates own securities in microHelix, microHelix will pay all expenses incurred by, or on behalf of Aequitas, and CarePayment in connection with the preparation and filing with the Securities and Exchange Commission, or other regulatory agencies, of reports or other documents related to microHelix or any securities owned by Aequitas and CarePayment or their affiliates in microHelix.  In addition, if microHelix fails to redeem the Series D Preferred Stock by January 31, 2013 in accordance with Section 4.1(b) of the Certificate of Designation for the Series D Preferred Stock, (i) Aequitas (or its assignee) will have the right to exchange all of its shares of Series D Preferred Stock for 55.5 Units of WS Technologies, and (ii) CarePayment will have the right to exchange all of its shares of Series D Preferred Stock for 42.5 Units, which could result in Aequitas and CarePayment (or its assignee) together owning 99% of WS Technologies.

14.	WS Technologies LLC Operating Agreement dated December 30, 2009 ("Operating Agreement").

The Operating Agreement designates the Company as the manager of WS Technologies.  After the transactions disclosed in this Form 8-K, the Company owns 99% of the Units issued by WS Technologies pursuant to the Operating Agreement.

15.	Amended and Restated Advisory Services Agreement dated December 31, 2009 between microHelix, Inc. and Aequitas Capital Management, Inc. ("Advisory Agreement").

Under the Advisory Agreement, Aequitas provides strategy development, strategic planning, marketing, corporate development and such other advisory services as the Company reasonably requests from time to time.  The Company pays Aequitas a monthly fee of $15,000 in exchange for the services, and Aequitas will receive a success fee in the event of certain transactions entered into by the Company.  The Agreement terminates on the earliest to occur of (a) a Sale Transaction (defined below), (b) termination by Aequitas upon 30 days written notice to the Company, or (c) the date that Aequitas or an affiliate of Aequitas ceases to have a debt or equity investment in the Company (the "Term").  "Sale Transaction" means (i) the sale (in one or a series of related transactions) of all or substantially all of the Company's assets to a person or a group of persons acting in concert, (ii) the sale or transfer (in one or a series of related transactions) of a majority of the outstanding capital stock of the Company, to one person or a group of persons acting in concert, or (iii) the merger or consolidation of the Company with or into another person that is not an affiliate of the Company.

Aequitas is an affiliate of MH Financial, one of the Company's largest shareholders.  The Company's two board members, Mr. Thomas Sidley and Mr. Donald Megrath, are affiliates of Aequitas.  CarePayment is a wholly owned subsidiary of Aequitas Commercial Finance, LLC, which is a subsidiary of Aequitas Holdings, LLC, an affiliate of Aequitas.

All of the above agreements are exhibits to this Form 8-K.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Pursuant to the agreements described in Item 1.01 above, on December 31, 2009, microHelix completed a series of transactions in which it became the 99% owner of WS Technologies.  WS Technologies purchased the right to service the Receivables from Aequitas, and entered into the Servicing Agreement with CarePayment, as described above.  The Company also acquired the Software from Aequitas and certain service marks from CarePayment.  WS Technologies will use the Software and the trademarks to service the Receivables.  Aequitas is an affiliate of MH Financial, one of the Company's largest shareholders, and is also an affiliate of CarePayment.  microHelix issued 1,000,000 shares of Series D Preferred Stock and the Warrants to WS Technologies pursuant to the microHelix Contribution Agreement described above, and WS Technologies used the Series D Preferred Stock and the Warrants as consideration under the Aequitas Redemption Agreement and the CarePayment Redemption Agreement.

The Company does not consider the assets acquired to be a "business" as defined in the instructions to Form 8-K.  Rather, the Company completed the acquisition of disparate assets from two different sources in an attempt to create a business under which the Company can begin to operate again.  Therefore, no financial statements for those assets have been included with this Form 8-K.

Item 3.02  Unregistered Sale of Equity Securities.

microHelix issued 1,000,000 shares of Series D Preferred Stock and the Warrants to WS Technologies pursuant to the microHelix Contribution Agreement described in Item 1.01 above.  The Series D Preferred Stock is valued at $10 per share.  Holders of the Series D Preferred Stock receive a preferred dividend of $0.50 per share per annum as, when and if declared by the Company’s Board of Directors, and a liquidation preference of $10 per share, plus cumulative unpaid dividends.  The Company may redeem all of the Series D Preferred Stock at any time upon ten days' prior written notice, and is required to redeem all of the Series D Preferred Stock in January 2013 at a purchase price equal to the liquidation preference in effect on January 1, 2013.  If the Company is unable to redeem the Series D Preferred Stock with cash or other immediately available funds for any reason, pursuant to the Investor Rights Agreement, (i) Aequitas (or its assignee) will have the right to exchange all of its shares of Series D Preferred Stock for 55.5 units of WS Technologies. and (ii) Care Payment (or its assignee) will have the right to exchange all of its shares of Series D Preferred Stock for 42.5 units

The Warrant is exercisable at a price of $0.001 per share of Class B Common Stock, and expires on December 31, 2014. The Company has agreed to use commercially reasonable efforts to call as soon as possible a shareholders meeting for the purpose of amending its Amended and Restated Articles of Incorporation, as amended, to include enough authorized shares of Class B Common Stock to permit exercise of the Warrant in full.  The Warrant may not be exercised until such an amendment has been completed.  If, for any reason, the Company does not authorize Class B Common Stock, then the Warrant will be exercisable for shares of Common Stock.  The Company intends that new Class B Common Stock will have preferential voting rights and the ability to elect a majority of the Company's Board of Directors.  Existing shareholders are expected to receive shares of Class A Common Stock which the Company anticipates will have one vote per share and will have the right to elect a minority of the Board of Directors.

On December 30, 2009, MH Financial Associates, LLC provided notice to the Company that it elected on December 22, 2009 to convert all of its shares of Series C Preferred Stock into 186,047 shares of Common Stock.

On December 30, 2009, MH Financial Associates, LLC exercised a warrant to purchase 3,084,856 shares of Common Stock, Aequitas Capital Management, Inc. exercised a warrant to purchase 1,066,667 shares of Common Stock, Aequitas Catalyst Fund, LLC exercised warrants to purchase a total of 4,366,602 shares of Common Stock, Thurman Holdings I, Limited Partnership exercised warrants to purchase a total of 2,822,867 shares of Common Stock, and CTK Capital Corporation exercised a warrant to purchase 332,384 shares of Common Stock.

The issuance of the Series D Preferred Stock, the Warrants and the Common Stock upon exercise of warrants described above was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation D promulgated under the Securities Act.

Item 3.03  Material Modification to Rights of Security Holders.

microHelix amended its Amended and Restated Articles of Incorporation, as amended, on December 30, 2009 by filing a Certificate of Designation with the Oregon Secretary of State designating 1,200,000 shares of its Preferred Stock as Series D Preferred Stock.  One million shares of Series D Preferred Stock were issued to WS Technologies on December 30, 2009.  WS Technologies transferred 600,000 shares of the Series D Preferred Stock to Aequitas pursuant to the Aequitas Redemption Agreement, and 400,000 shares of the Series D Preferred Stock to CarePayment pursuant to the CarePayment Redemption Agreement.  The rights of the holders of microHelix's Common Stock may be materially limited by the issuance of Series D Preferred Stock in that the Series D Preferred Stock holders have superior liquidation preferences over the Common Stock holders in the event of any liquidation, dissolution or winding up of microHelix, either voluntary or involuntary.  In any such event, the assets of microHelix would be distributed in the following order:

•
First, to the holders of the Series D Preferred Stock until they receive an amount equal to $10.00 per share (as adjusted for stock splits, stock dividends, reclassification and the like), plus all cumulative but unpaid dividends for each share of Series D Preferred Stock then held by them.  The holders of the Series D Preferred Stock will be entitled to receive a cumulative annual dividend of $0.50 per share.

•	Second, any remaining assets of microHelix would be distributed pro rata to the holders of Common Stock based on the number of shares of Common Stock then held by each holder.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2009, James E. Horswill resigned as the President, Chief Financial Officer, Secretary and as a director of the Company and its wholly owned subsidiary, Moore Electronics, Inc. ("Moore").

On December 30, 2009, Thomas Sidley, 53, was appointed President and Chief Executive Officer of the Company and of Moore.  Thomas Sidley is currently the Company's Chairman of the Board, and has an extensive 20-year background in finance, banking, and asset securitization.  He has successfully started and built two financial services companies, as well as managed the sale and divestiture of a large national mortgage company.  His corporate banking experience includes senior and subordinated debt facilities, structured finance, and commercial real estate.  Mr. Sidley is currently a Senior Managing Director at Aequitas Capital Management, Inc., which is the manager of a shareholder of the Company.  Mr. Sidley has a B.S. degree in Business Administration from Portland State University and an M.B.A. with High Honors in Finance from Boston University.

On December 30, 2009, Brian A. Oliver, 45, was appointed Secretary of the Company and of Moore.  Brian Oliver is the Executive Vice President of Aequitas Capital Management, Inc., and spent over 15 years in corporate banking, prior to joining Aequitas in 1997, with particular expertise in financing middle-market companies in a wide variety of industries. His experience includes consulting and refinancing for distressed or high-growth companies; structuring acquisition financing for leveraged management buyouts, real estate transactions, and structuring working capital and equipment loans. He became an Aequitas shareholder in 1999.  Mr. Oliver has a B.S. in Business from Oregon State University with an emphasis in Finance and a minor in Economics. He serves on the boards of both the Austin Entrepreneurship Program at Oregon State University, and Adelante Community Development Corporation, a non-profit organization focused on affordable housing development for the Latino and other low income communities.

On December 30, 2009, Patricia J. Brown, 51, was appointed Chief Financial Officer of the Company and of Moore.  Ms. Brown is the Senior Vice President of Finance for Aequitas Capital Management, Inc. Ms. Brown served 12 years with The Standard, most recently as the Vice President of Information Technology.  Prior to The Standard, Ms. Brown spent 11 years at Deloitte & Touche.   She previously was appointed by the Governor of Oregon and served on the Board of the Oregon Public Employees Retirement System for seven years, where her final position was Vice Chair.  Ms. Brown holds a B.S. degree with honors in Business Administration from Oregon State University, she is a Certified Public Accountant, and she is a Fellow of the Life Management Institute.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2009, the Company filed an amendment to its Amended and Restated Articles of Incorporation, as amended, to designate 1,200,000 shares of microHelix's authorized but unissued preferred stock as Series D Preferred Stock.

Item 9.01  Financial Statements and Exhibits.

(d)          Exhibits.  The following document is filed as an exhibit to this Form 8-K:

3.1	Articles of Amendment effective December 30, 2009 to Amended and Restated Articles of Incorporation, as amended, designating Series D Preferred Stock

10.1	Contribution Agreement dated December 30, 2009 between WS Technologies LLC and Aequitas Capital Management, Inc.

10.2	Contribution Agreement dated December 30, 2009 between WS Technologies LLC and CarePayment, LLC

10.3	Contribution Agreement dated December 30, 2009 between WS Technologies LLC and microHelix, Inc.

10.4	Servicing Agreement dated December 31, 2009 between WS Technologies LLC and CarePayment, LLC

10.5	Royalty Agreement dated December 31, 2009 between WS Technologies LLC and Aequitas Capital Management, Inc.

10.6	Trademark License Agreement dated December 31, 2009 between WS Technologies LLC and Aequitas Holdings, LLC

10.7	Administrative Services Agreement dated December 31, 2009 between WS Technologies LLC and Aequitas Capital Management, Inc.

10.8	Redemption Agreement dated December 31, 2009 between WS Technologies LLC and Aequitas Capital Management, Inc.

10.9	Redemption Agreement dated December 31, 2009 between WS Technologies LLC and CarePayment, LLC

10.10	Sublease Agreement dated December 31, 2009 between WS Technologies LLC and Aequitas Capital Management, Inc.

10.11	First Amendment to the Third Amended and Restated Promissory Note dated December 31, 2009 between microHelix, Inc. and MH Financial Associates, LLC

10.12	First Amendment to Multiple Advance Promissory Note dated December 31, 2009 among microHelix, Inc., Moore Electronics, Inc. and Aequitas Capital Management, Inc.

10.13	Investor Rights Agreement dated December 31, 2009 between microHelix, Inc., Aequitas Capital Management, Inc. and CarePayment, LLC

10.14	Form of Warrant dated December 30, 2009 by microHelix, Inc. to WS Technologies, LLC.

10.15	WS Technologies LLC Operating Agreement dated December 30, 2009

10.16	Amended and Restated Advisory Services Agreement dated December 31, 2009 between microHelix, Inc. and Aequitas Capital Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

microHelix, Inc.
(Registrant)

Date: January 6, 2010
/s/ Thomas Sidley
Thomas Sidley
President and Chief Executive Officer